SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): June 29, 2001

WOMEN FIRST HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26487	13-3919601

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

(Address of principal executive offices)

12220 El Camino Real, Suite 400
San Diego, CA 92130

Registrant’s telephone number, including area code: (858) 509-1171

Item 2. ACQUISITION OR DISPOSITION OF ASSETS
Item 7 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

      On June 29, 2001, Women First HealthCare, Inc. (“the “Company”) acquired the exclusive U.S. rights and title to Midrin®, a prescription headache management product, from Elan Pharma International Limited and Elan Pharmaceuticals, Inc. (collectively, “Elan”). The acquisition included the Midrin products rights and related inventory. The acquisition did not include any plant, equipment or other physical property. The Company will assume manufacturing responsibility for the product.

      The purchase price for the acquisition was $15,000,000. In addition, the Company is required to pay Elan a residual royalty on future net sales of Midrin. The Company estimates that the net sales of Midrin in calendar year 2001 will be in the range of $5.5 million to $6 million, including approximately $5.3 million of net sales recognized by Elan through the closing.

      The Company financed the acquisition in part through the issuance to Elan of an $11,000,000 convertible secured promissory note. The note has a maturity date of June 29, 2008, bears interest at 7% per annum and is convertible into shares of Company common stock at a conversion price of $12.17 per share, subject to certain adjustments. To secure its obligation under the note, the Company granted Elan a security interest in the Midrin assets.

      In addition, the Company issued Elan an aggregate of 422,467 shares of Company common stock, representing 2.3% of the Company's outstanding common stock, for an aggregate purchase price of $4,000,000 ($9.47 per share). The Company also granted Elan certain registration rights on the purchased shares and the shares of Company common stock issuable upon conversion of the promissory note.

      The Midrin Asset and Inventory Purchase Agreement is attached as Exhibit 2.1; the Securities Purchase Agreement is attached as Exhibit 10.1; the Convertible Secured Promissory Note is attached as Exhibit 10.2; and the Registration Rights Agreement is attached as Exhibit 10.3. The foregoing summary is qualified by reference to these agreements, which are incorporated herein by reference.

Item 7 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b) Pro-forma Financial Information

Pro-forma financial statements are not included in this initial report but may be filed, if required, within 60 days of the filing of this Form 8-K.

(c) Exhibits

Exhibit 2.1	Midrin Asset and Inventory Purchase Agreement dated as of June 29, 2001 by and among Women First Health Care, Inc., Elan Pharma International Limited and Elan Pharmaceuticals, Inc.*

Exhibit 10.1	Securities Purchase Agreement dated June 29, 2001 among Women First HealthCare, Inc., Elan International Services, Ltd., and Elan Pharma International Limited.

Exhibit 10.2	Convertible Secured Promissory Note dated June 29, 2001.

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*  Women First has requested confidential treatment with respect to portions of this exhibit.

Exhibit 10.3	Registration Rights Agreement dated June 29, 2001 by and among Women First HealthCare, Inc., Elan International Services, Ltd. and Elan Pharma International Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2001

WOMEN FIRST HEALTHCARE, INC.

By:	/s/ Charles Caporale

Charles Caporale Vice President and Chief Financial Officer

WOMEN FIRST HEALTH CARE

INDEX TO EXHIBITS

Exhibit No.	Title

2.1	Midrin Asset and Inventory Purchase Agreement dated as of June 29, 2001 by and among Women First HealthCare, Inc., Elan Pharma International Limited and Elan Pharmaceuticals, Inc.*

10.1	Securities Purchase Agreement dated June 29, 2001 among Women First HealthCare, Inc., Elan International Services, Ltd., and Elan Pharma International Limited.

10.2	Convertible Secured Promissory Note dated June 29, 2001.

10.3	Registration Rights Agreement dated June 29, 2001 by and among Women First HealthCare, Inc., Elan International Services, Ltd. and Elan Pharma International Limited.

*	Women First has requested confidential treatment with respect to portions of this exhibit.